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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-69533) and Form S-8 (Nos. 333-41749, 333-41751,
333-58651, 333-60537, 333-69421 and 333-78311) of Group Maintenance America
Corp. of our report dated February 19, 1998 relating to the financial statements of Perimeter Maintenance Corporation, which appears in the Current Report on Form 8-K of Group Maintenance America Corp dated November 22, 1999.



Fraizer & Deeter, LLC
Atlanta, Georgia
November 22, 1999